UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2007

SYMMETRY MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-116038	35-1996126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

220 West Market Street, Warsaw, Indiana 46580

(Address of Principal executive offices, including Zip Code)

(574) 268-2252
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01                Entry into a Material Definitive Agreement

Item 9.01.               Financial Statements and Exhibits

SIGNATURES

Item 1.01.  Entry into a Material Definitive Agreement

On January 9, 2007, Symmetry Medical Inc.’s subsidiary Thornton Precision Components Limited (“Thornton”) acquired all of the stock of Whedon Limited (“Whedon”), a privately owned company based in Warwickshire, United Kingdom and the holding company of Clamonta Limited.  Clamonta manufactures aerospace products for the global aerospace industry.

Thornton entered into a definitive stock purchase agreement and simultaneously closed on the purchase of all of the outstanding stock of Whedon.   The cash purchase price was $10 million, subject to certain post closing adjustments.  The Sale and Stock Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

10.1*                    Sale and Stock Purchase Agreement, dated January 9, 2007, between AL Wheeler and ML Donovan and Thornton Precision Components Limited.

99.1                           “Symmetry Medical Acquires Clamonta Limited” Press Release issued by Symmetry Medical Inc. dated January 9, 2007.

* Certain schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of regulation S-K but will be furnished to staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.

/s/ Fred L. Hite
Date: January 11, 2007	Name:	Fred L. Hite
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Sale and Stock Purchase Agreement, dated January 9, 2007, between AL Wheeler and ML Donovan and Thornton Precision Components Limited.
99.1	“Symmetry Medical Acquires Clamonta Limited” Press Release issued by Symmetry Medical Inc. dated January 9, 2007.

* Certain schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of regulation S-K but will be furnished to staff upon request.